SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ------------------------

                                   Form 8-K/A
                               (Amendment No. 1)


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): December 13, 2002

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                           SHORE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)



          Virginia                   000-23847              54-1873994
(State or other jurisdiction of    (Commission           (I.R.S. Employer
 incorporation or organization)     File Number)         Identification No.)

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                             25253 Lankford Highway
                              Onley, Virginia 23418
          (Address of principal executive offices, including zip code)
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     Registrant's telephone number, including area code: (757) 787-1335




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Item 5.  Other Events

         On December 13, 2002, Shore Bank, a wholly-owned subsidiary of Shore Financial Corporation, completed its acquisition of the deposits of the Salisbury, Maryland branch of Susquehanna Bank, a wholly-owned subsidiary of Susquehanna Bankshares Inc. The transaction resulted in approximately $17.4 million in new deposits to Shore Bank and was consummated per the Purchase and Assumption Agreement dated September 13, 2002 with Susquehanna Bankshares, Inc.

                  A copy of the press release relating to the announcement is attached as Exhibit 99.1 hereto.

Item 7.  Financial Statements and Exhibits

(a)      Financial Statements of Businesses Acquired.

               Not applicable.

(b)      Pro Forma Financial Information.

               Not applicable.

(c)      Exhibits.

               99.1      Press Release dated December 16, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          SHORE FINANCIAL CORPORATION


                                       By:      /s/  Steven M. Belote
                                               -----------------------
                                                  Steven M. Belote
                                     Vice President and Chief Financial Officer


December 17, 2002